SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2007

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 9, 2007, our Board of Directors approved annual cash incentive bonuses for Jon E. Bortz, our Chairman of the Board, President and Chief Executive Officer, Michael D. Barnello, our Chief Operating Officer and Executive Vice President of Acquisitions, and Hans S. Weger, our Chief Financial Officer, Executive Vice President, Secretary and Treasurer (the “Named Executive Officers”). Messrs. Bortz, Barnello and Weger were awarded annual cash incentive bonuses of $760,000, $400,000 and $400,000, respectively. As described below, a portion of each annual cash incentive bonus was a discretionary award by the Board above the formula amount for each Named Executive Officer. According to Securities and Exchange Commission (“SEC”) disclosure rules, the annual cash incentive bonus paid to each Named Executive Officer is shown in two columns of the Summary Compensation Table below. The majority of the bonus paid according to the bonus formula discussed in the paragraph below is reflected in the “Non-Equity Incentive Plan Compensation” column. The remaining discretionary portion of each bonus is shown in the “Bonus” column.

As previously disclosed on our proxy statement filed with the SEC, the annual cash incentive bonus is the product of the Named Executive Officer’s annual target bonus (which is a percentage of his annual base salary) and a formula number. Depending on the achievement of the predetermined targets, the actual annual cash incentive bonus may be less than or greater (subject to a cap) than the target bonus. For 2006, the absolute calculation of the annual cash incentive bonus was 160% of the target bonus; however, the formula number was nominally capped at 150%. As described in the proxy statement, the formula number consists of three components. At the Board’s discretion, it may allocate greater weight to any of the three components than the proportions disclosed in the proxy statement and it may pay bonuses exceeding 150% of the target bonus. Based upon superior performance of management and the Company’s performance on both a total return basis and a Funds From Operations growth basis, the Board awarded total annual incentive cash bonuses to our Named Executive Officers for 2006 equal to 160% of their target bonuses.

The Summary Compensation Table and Grants of Plan-Based Awards Table for the year ended December 31, 2006 are shown below and updated from the proxy statement to reflect the annual cash incentive bonus compensation and the total compensation. For more information about amounts shown below and the assumptions made with respect to the share awards or to review the table footnotes, please refer to the Company’s proxy statement as previously filed with the SEC.

Summary Compensation Table

With respect to long-term equity incentive awards, the dollar amounts indicated in the table are the compensation expense incurred in 2006 related to such long-term equity incentive awards, as calculated pursuant to FAS 123R. For example, the amounts shown in the “Share Awards” column indicate the fiscal year 2006 amortization, in accordance with the applicable accounting literature, of all outstanding awards. Such amortization includes amortization of awards made in earlier years and amortization of awards made in 2006. The full grant date fair values of the long-term equity incentive awards made in 2006 are indicated in the last column of the “Grants of Plan-Based Awards” table below.

Name and Principal Position	Salary	Bonus	Share Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Jon E. Bortz

Chairman of the Board, President and Chief Executive Officer	$475,000	$47,500	$516,377	$712,500	$110,636	$1,862,013

Michael D. Barnello,

Chief Operating Officer and Executive Vice President of Acquisitions	350,000	25,000	369,268	375,000	95,443	1,214,711

Hans S. Weger

Chief Financial Officer and Executive Vice President, Treasurer and Secretary	350,000	25,000	352,616	375,000	77,737	1,180,353

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Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in 2006 to the Named Executive Officers, including grants made in 2006 with respect to fiscal year 2007. The dollar amounts indicated under the “Grant Date Fair Value” is the full fair value of each grant, in accordance with the applicable accounting literature, which is greater than the amortization costs the Company recognized on its fiscal year 2006 financial statements with respect to such grant.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (in number of shares)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value
Name	Date of Grant	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Jon E. Bortz
Annual Cash
Incentive Bonus	March 9, 2007	$0	$475,000	$712,500	—	—	—	—	—
Time-Based	January 27, 2006	—	—	—	—	—	—	14,241	$549,987
Time-Based	December 20, 2006	—	—	—	—	—	—	32,895	1,500,012
Time-Based	December 20, 2006	—	—	—	—	—	—	11,580	528,048
Performance- Based	December 20, 2006	—	—	—	6,447	12,894	25,788	—	638,698
Michael D. Barnello
Annual Cash
Incentive Bonus	March 9, 2007	0	250,000	375,000	—	—	—	—	—
Time-Based	January 27, 2006	—	—	—	—	—	—	10,875	419,993
Time-Based	December 20, 2006	—	—	—	—	—	—	16,447	749,983
Time-Based	December 20, 2006	—	—	—	—	—	—	8,334	380,030
Performance-Based	December 20, 2006	—	—	—	4,649	9,298	18,596	—	460,564
Hans S. Weger
Annual Cash
Incentive Bonus	March 9, 2007	0	250,000	375,000	—	—	—	—	—
Time-Based	January 27, 2006	—	—	—	—	—	—	9,581	370,018
Time-Based	December 20, 2006	—	—	—	—	—	—	16,447	749,983
Time-Based	December 20, 2006	—	—	—	—	—	—	8,334	380,030
Performance-Based	December 20, 2006	—	—	—	4,649	9,298	18,596	—	460,564

(1)

Each Named Executive Officer was a paid the maximum amount of his non-equity incentive plan award in March 2007 but the amounts were earned as of December 31, 2006 based on each Named Executive Officer’s individual performance and the Company’s overall performance as described above. The Board has the discretion to pay an additional cash bonus to each Named Executive Officer in addition to the maximum amount of the non-equity incentive plan award. The Board made such an election and the additional cash amount each Named Executive Officer was paid is shown in the “Bonus” column of the Summary Compensation Table above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Hans S. Weger
Hans S. Weger
Executive Vice President, Treasurer and Chief Financial Officer

Dated: March 15, 2007

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